INCENTIVE DEFERRED COMPENSATION PLAN
                    DATED AUGUST 5, 1977; AS AMENDED APRIL 7, 1978;
                        JUNE 4,1979; JUNE 6,1980; JANUARY 16,1981;
                       JUNE 15,1984; APRIL 16,1991; APRIL 14,1992;
                        DECEMBER 15, 1994; FEBRUARY 8, 1995; AND
                                       SEPTEMBER 28, 1995

The provisions of the Incentive Deferred Compensation Plan (the "Plan") of Citizens Utilities Company (the "Company") are as follows:

1.       Definitions

         (a) "Participant" means a person who is participating in the Incentive Deferred Compensation Plan as provided hereinafter.

         (b)      "Plan Year" is a calendar year.

         (c)      Each   employee  of  the  Company   shall  become  an  "Active
                  Participant" as of December 31 of the first Plan Year for which an Award is made to the employee's account.

         (d) An Active Participant shall become an "Inactive Participant" on the day the Participant's employment with the Company terminates and shall continue in that status so long as a balance remains in such account.

         (e) "Credit balance" means that portion of each Participant's account which has not been distributed or invested or deemed invested as provided in Section 12.

         (f) A "Phantom stock credit" means a deemed investment in Citizens Utilities Company common stock as provided for in Section 12(a) 2.

         (g) "Market Price" shall mean the mean between the high and low prices for the Company's shares of Common Stock on the New York Stock Exchange as reported by such exchange, or if the Company's Common Stock is not traded on the New York Exchange but is traded on the American Stock Exchange, as reported by such exchange, or if the Company's Common Stock is not traded on such exchanges, the high and low prices for the Company's shares of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) (or other quotation service).

         (h) "Officer" means an officer of the Company as defined in Rule 16a-1 (f) of the Securities and Exchange Commission ("SEC").

2.       Purpose and General Statement of Plan

         (a)      The purpose of the Plan is to provide select  employees of the
                  Company   with  both   incentive   and  reward  for   superior
                  performance.

         (b) The Company by decision of its Board of Directors may make a contribution to the Plan for any Plan Year. The amounts contributed to the Plan and credited to each Participant's account shall be reflected on the Company's books, but the Company shall not be obligated to establish any trust fund or otherwise segregate these amounts.

         (c) The Committee of the Plan will determine which employees will be entitled to an Award for that year and the amount that will be awarded to their respective accounts.

         (d) The balances in a Participant's account shall vest pursuant to a graduated vesting schedule.

         (e) The credit balance in each Participant's account at the end of each Plan Year will receive, except as provided by Section 13, an amount as provided in Section 7 hereof.

         (f) When a Participant terminates by reason of retirement, death or permanent and total disability, the Participant or Participant's beneficiaries will be entitled to receive payment of (i) the balance then in such account, (ii) subsequently, 100% of any Award made to the employee for the Plan Year in which termination occurs and (iii) any additional credit according to Sections 2(e) and 7.

The foregoing (b) through (f) states portions of the Plan in general terms. All benefits, obligations, and any other matters arising under the Plan shall be governed in accordance with detailed provisions of the Plan, and not the foregoing (b) through (f).

3.       Committee of the Plan

         The Plan shall be administered by a Committee initially consisting of three members. The members of the Committee shall be chosen from time to time by the Board of Directors of the Company. Each member shall be a disinterested person within the meaning of Rule 16b-3 of the SEC promulgated under Section 16 of the Securities Exchange Act of 1934. The number of members of the Committee may be changed from time to time by the Board of Directors.

 4.      Contributions to the Plan

         Commencing with the fiscal year of the Company ending December 31, 1976, and for each fiscal year of the Company thereafter, the Board of Directors of the Company shall determine the maximum amount, if any, that the Company will contribute to the Plan and any like plans for that fiscal year. The Committee shall be informed of the amount to be so contributed not later than 120 days after the end of such year. The total amount of the Awards granted with respect to a Plan Year which shall be subject to the elections permitted in Section 12(a) (2) (3) and (4) shall be limited to the greater of 3% of the net income before taxes of such Plan Year or of the average net income before taxes for the three calendar years ending with and including the Plan Year. The price per share of Common Stock at which phantom stock credits may be deemed invested shall be the market price of such shares at the time of the deemed purchase.

 5.      Eligibility

         All select employees of the Company shall be eligible to participate in the Plan. The Committee shall designate, in accordance with Section 6, those who will be entitled to Awards from the Company's contribution for each fiscal year and the amount of each such Award. An Award for one fiscal year shall not entitle the Participant to receive an Award for any subsequent fiscal year.

 6.      Determination of Amount Awarded to Account

         After being informed by the Company of the amount available for contribution for the preceding fiscal year, the Committee shall select the employees who will be entitled to Awards and determine the amounts to be awarded to their respective accounts as of the end of that fiscal year. The Committee shall be under no obligation to make Awards equal to all or any part of the Company's allocation and any balance of said allocation remaining after said Awards have been made shall revert to the Company. Notice of Awards for a Plan Year will be given to Participants not later than five months after the end of that Plan Year. If an employee is participating in the Plan for the first time, the Committee shall give to the employee a copy of the Plan. The Committee shall give to each other Participant a copy of any amendments or the amended Plan adopted since the last notice of Award given to the Participant.

 7.      Additional Credit on Account Balance

         Subject to Section 8, the credit balance of each Participant under the Plan which is not being distributed under Section 12 shall be credited as of the last day of each calendar year, with an amount equal to the product of (a) the average of the month end credit balance in the account for each month of that calendar year multiplied by (b) a percentage rate to be recommended annually by the Committee to the Board of Directors of the Company and to be established by the Board of Directors, with affected members not voting. All amounts invested in elective investments at the request of a Participant as permitted by
         Section 12, shall be excluded from such Participant's Plan account when calculating the month end credit balance in the account for purposes of Section 7.

8.       Investment of Plan Funds

         Instead of the credits to the accounts under Section 7, the Committee may determine, at some future date, to allocate or charge to the accounts under the Plan any appreciation or depreciation attributable to investment of the credit balances in the accounts. If that determination is made, each Participant in the Plan will be given information concerning the proposed investment arrangements and an opportunity annually to elect not to participate in the arrangements, but to have or continue to have the Participant's account credited under Section 7.

9.       Vesting

         (a) Subsequent to Fiscal Year 1989, all Awards for Participants earning less than the amount set forth in Section 414 (q) (1)
                  (B) of the Internal Revenue Code of 1986, as amended (which amount is $99,000 for 1994, subject to cost of living adjustments for periods after 1994) shall vest on the date the Award is approved. Awards for Participants earning in excess of the amount set forth in Section 414 (q) (1) (B) of the Internal Revenue Code of 1986, as amended, shall vest pro-rata over a three year period beginning on the date the Award is approved by the Committee and on January 1 of the next two succeeding calendar years. No vesting credit shall be given for the year in which a Participant's employment terminates except by reason of retirement, death or permanent disability. With respect to a Participant who terminates by reason of retirement, death or permanent and total disability, all Awards made to the Participant's account for Plan Years prior to the year of termination and 100% of an Award that may be made for the Plan Year in which termination occurs shall be fully vested on the date of such termination.

10.      Forfeiture

         The vested amount of the credit balance in the account of a Participant shall be forfeited if the Committee determines that a Participant's employment was terminated because of willful misconduct or gross negligence. The Committee's determination with respect to a forfeiture shall be set forth in a notice given to the Participant and to the Company and shall be final and binding on both; any forfeiture shall take place immediately upon receipt of the notice by the Company.

11.      Reversion of Non-vested and Forfeited Amounts

         As of the last day of each fiscal year and after giving effect to crediting the accounts under the Plan with the amounts determined pursuant to Sections 6 and 7, the non-vested amounts of the credit balances of accounts of Participants whose employment by the Company terminated during that year and the credit balances of all accounts forfeited during that year shall revert to the Company.

12.      Elections for Withdrawal or Investment

         (a) An active Participant in the Plan shall have the right each year to make any one of the following elections which shall be made before September 1 of a Plan Year with respect to any Award made for such Plan Year:

                  1. To withdraw in cash up to 100% of the vested percentage of any Award which may be made to the Participant in the subsequent calendar year for the current Plan Year, by a request in writing to the Committee at any time before September 1 of the current Plan Year specifying the percentage of the Award to be withdrawn. Thereafter, in accordance with this Section 12 (a) 1., the amount so requested to be withdrawn shall be paid to the Participant, without interest thereon, within 10 business days after notification by the Committee to the Participant of the amount of the Award.

                  2. To request before September 1 of the current calendar year any other elections the Committee may offer from time to time but the total dollar amount thereof shall not exceed 100% of the vested percentage of any Award which may be made to the Participant in the subsequent calendar year for the current calendar year.

                  3. To request before September 1 of the current calendar year, the investment of all or a portion of the Participant's vested aggregate balances in such elective investments and in such percentage amounts as the Committee may offer from time to time.

                  4. No such request of a participant who is an officer relating to a phantom stock credit in Citizens Utilities Company common stock shall be carried out within six months of any withdrawal or reduction of such participant's phantom stock credit account.

                  5. Paragraph 2 above of this Section 12(a), which permits a Participant to request that the vested portion of any Award be paid at the time of termination of employment with the Company, constitutes a separate employee benefit program from the remainder of the Plan. In accordance with Sections 201(2), 301 (a) (3) and 401 (a) (1) of the
                           Employee Retirement Income Security act of 1974, as amended ("ERISA") (relating to so-called "top hat plans"), such Participants who are either officers of the Company or whose annual rate of taxable compensation is expected to be above an amount sufficient for this separate portion of the Plan qualify as a top hat under such ERISA sections. Subject to any Department of Labor regulations or similar authoritative guidance which may arise in the future, such amount shall be the amount set forth in
                           Section 414 (q) (1) (B) of the Internal Revenue Code of 1986, as amended (which amount is $99,000 for 1994, subject to cost of living adjustments for periods after 1994).

         (b) Shares of Citizens Utilities Company common stock that may be for valuation purposes deemed acquired in connection with the foregoing election by a Participant shall be deemed purchased in such series of stock and at market times and places as directed by the Committee but not within six months of any such election by an officer.

         (c) The monetary difference between the amount of any Award made to a Participant and the amount thereof that said Participant had elected to withdraw in cash and/or to have invested pursuant to this Section 12 shall be credited to the Participant's Plan Account.

         (d) Participant may elect in writing, by a letter to the Committee, to have the value of any rounded number of valuation shares that are credited for valuation purposes to the Participant's Plan Account deemed to be sold, and the net cash value of such deemed sale shall be credited to the Participant's Plan Account; however, no valuation shares will be deemed sold within one year of the date of deemed purchase thereof or within six months of the date of such election, and with respect to Awards subsequent to April 30, 1991, any such election (by an officer) must be made (and by a Participant who is not an officer may be made) prior to the date of Award and must specify a fixed date or dates for such deemed sale according to such rules as the Committee may specify. (If a Participant (i) shall have made a request
                  (and at the time of such request shall not have been an officer) to have any portion of an Award which may be made to him be deemed for valuation purposes to be invested in valuation shares and (ii) shall not have also have specified a fixed date or dates for the deemed sale of such valuation shares as contemplated in the previous sentence, and such Participant shall be appointed to be an officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, the valuation shares shall be deemed sold and the value thereof transferred to such Participant's Plan Account (not representing elective investments) on July 3 of the year following Participant's appointment as officer.)

         (e) If a Participant requests the Committee to invest any portion of an Award in Citizens Utilities Company common stock, no deemed purchase or other determination of the price or number of such shares to be credited to a Participant's Plan Account shall be carried out within six months of the making of such request. Except for transactions and elections incident to the death, retirement, permanent and total disability or termination of employment of a Participant, no deemed sale of shares of Citizens Utilities Company common stock, or other determination of the price or number of such shares based on market price shall be carried out earlier than six months after a request, election or other notice from or by a participant.

         (f) Elections pursuant to Section 12(a) shall be made annually. Any election made by a Participant pursuant to this Section 12 shall be irrevocable.

         (g) The procedures for implementing the exercise of the foregoing elections shall be established by the Committee, and may be amended in the Committee's discretion from time to provided that no amendment or modification shall be effected which is, taken overall, detrimental to a Participant's entitlement without the concurrence of the Participant.

13.       Payment of Account

         Subject to Section 10, when a Participant terminates, the terminating Participant shall be paid the entire amount of the vested credit balance in a one lump sum within thirty days of the termination date, except any credit balance resulting from the deemed sale of valuation shares shall not be paid to any officer until after six months and one day after termination. No unvested credit balances shall be paid in addition to vested credit balances for the year in which termination occurs for reasons other than retirement, death, or permanent and total disability. Participants may not receive Citizens Utilities Company common stock or any beneficial interest therein or right thereto. With regard to Awards prior to May 1, 1991, and awards for the benefit of participants who are not officers, the Committee, in its sole judgment, may provide that a portion or all of the vested balance may be paid to any Participant at such earlier time than termination as it may determine provided that, after receiving a written request evidencing purposes and need by a Participant for an earlier payment, the officer of the Company having supervision over disbursement of the funds of the Plan with the written approval of the President of the Company may pay the Participant all or part of the requested amount from the Participant's vested credit balance, when, in the judgment of said officer and of the President of the Company, no substantive policy issues are involved and the Participant's purposes as stated in such written request are appropriate and the need is genuine. The payment referred to in the fourth sentence of this Section shall be made in cash in a lump sum or in installments (with interest on the unpaid balance at a rate established in accordance with Section 7 hereof) as may be determined by the Committee in its sole judgment, taking into consideration any request received from the Participant as to the Participant's financial circumstances and requirements. Upon the death of a Participant, any payments due to such Participant thereafter shall be made to such beneficiary or beneficiaries as the Participant has designated (a) by written notice to the Company actually received by it during the Participant's lifetime, or (b) in the Participant's will. In the absence of any such designation, payments shall be to the Participant's estate.

14.      Miscellaneous

         14.1 A Participant may not assign or transfer the right to receive the payments provided for under the Plan other than by will or the laws of descent and distribution. The terms of the Plan shall be binding upon any successor to the Company's business, whether by merger, sale of substantially all of the assets or otherwise.

         14.2 A Participant shall have the rights of an unsecured general creditor with respect to amounts due under the Plan, and the Company shall not be required to establish any trust fund or separate bank account with respect to any amounts due under the Plan.

         14.3 The Plan does not constitute an employment agreement and shall not entitle any employee who has participated in the Plan to remain in the employ of the Company or to obtain damages if employment is terminated.

         14.4 A Participant shall be considered to be permanently and totally disabled if, because of any mental or physical incapacity, in the sole judgment of the Committee, such Participant has been or will be unable substantially to perform in the capacity for which previously employed for any period of six consecutive months.

         14.5 Within 120 days after the end of each fiscal year, the Committee shall give each Participant a statement of the amount of the credit balance of such Participant's account as of the end of that year and all credits and charges to the account during that year.

         14.6 The Committee shall interpret and administer the provisions of the Plan. All decisions of the Committee shall be final and binding on both the Company and Participants in the Plan. The Committee shall adopt such rules as it may determine appropriate to regulate its affairs.

         14.7 The Plan may be amended or terminated by the Board of Directors of the Company at any time. If terminated, final payment shall be made of the then existing credit balances of the accounts, but said termination shall not accelerate the payout or transfer of valuation shares from the credit balance of any officer. Any amendment or termination shall not affect a Participant's vested rights prior to such termination.

         14.8 All notices pursuant to the Plan shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to a Participant at the Participant's last address set forth in the Company's records, or to the Company at the address of its principal office or such other address specified in a notice given hereunder.

         14.9 Except as provided in Sections 8 and 12 (g), all of the provisions of the Plan are set forth herein and can be changed or terminated only by the Board of Directors. The Plan shall be governed by the laws of the State of Connecticut.



                                   CITIZENS UTILITIES COMPANY